Page 11 of 11 Pages

                                                                      EXHIBIT 1



                             JOINT FILING AGREEMENT


                  The undersigned agree that the foregoing Statement on Schedule 13D, dated February 22, 1996, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(f).

Dated:  February 22, 1996

                                                   /s/ Thomas W. Smith
                                                         Thomas W. Smith


                                                   /s/ Thomas N. Tryforos
                                                         Thomas N. Tryforos